UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-17480	84-1097086
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
Incorporation)		Number)

4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (303) 534-1030
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-

          2(b))

[     ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))Item 4.01 Changes in Registrant's Certifying Accountant.

          On December 2, 2005, Deloitte & Touche LLP ("Deloitte") advised Crown Resources Corporation (the "Company") that it was resigning as the independent registered public accounting firm of the Company effective immediately. The Company is in the process of seeking a new independent registered public accounting firm.

          Deloitte's audit reports on the Company's consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte's most recent audit report on the Company's financial statements contained explanatory paragraphs relating to the Company's adoption of Statement of Financial Accounting Standards No. 145 and the restatement of the Company's financial statements for the years ended 2004 and 2003.

          During the Company's last two fiscal years and the subsequent interim period through the date of Deloitte's resignation, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

          Deloitte advised management that it believed the conditions that gave rise to the restatement of the 2004 and 2003 annual financial statements and the interim financial statements for the period ended September 30, 2004 were the result of material weaknesses in internal controls. Such material weaknesses are the result of a deficiency in both the design or operation of our disclosure controls and procedures and the implementation of accounting principles generally accepted in the United States of America. The material weaknesses were insufficient controls, policies and procedures with respect to the accounting for: 1) deferred tax benefits related to variable plan stock option compensation related to certain outstanding incentive stock options, 2) deferred tax benefits related to its loss on a derivative instrument related to unexercised Crown warrants, 3) the Company's investment in Solitario upon the spin-off of Solitario 4) the classification of assets and liabilities as current versus non-current with respect the Company's investment in Solitario Resources Corporation and 5) the Company's unexercised warrant liability that was to be settled in Solitario shares.

          In addition, during the second quarter of 2005 an error was identified in the statements of cash flows. Such error resulted in the restatement of the June 30, 2004 and September 30, 2004 statements of cash flows. Deloitte advised management that it believed such error was the result of an additional material weakness in our system of internal controls over financial reporting. The material weakness related to the Company incorrectly reporting additions to mineral properties on account for which payment had not been made in our statements of cash flows.

          In connection with the filing of this Form 8-K, Deloitte further advised the Company that it believes that the material weaknesses noted above constitute a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

          The Company has provided to Deloitte a copy of the disclosures set forth above and requested Deloitte to furnish a letter addressed to the U.S. Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Deloitte's letter, dated December 7, 2005, addressed to the SEC regarding these disclosures is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.          Financial Statements and Exhibits:

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.                    Description

16.1                                Letter of Deloitte and Touche LLP to the U.S. Securities and Exchange Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
CROWN RESOURCES CORPORATION (Registrant) /s/ James R. Maronick (Signature) James R. Maronick, Chief Financial Officer

Dated: December 8, 2005